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                                                           Exhibit 10.8


                                     FORM OF


                        TAX AND INDEMNIFICATION AGREEMENT


                                 BY AND BETWEEN


                           AMERICANGREETINGS.COM, INC.


                                       AND


                         AMERICAN GREETINGS CORPORATION


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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................................................................1
   1.1   "Affiliate"..............................................................................................1
   1.2   "Affiliated Group".......................................................................................1
   1.3   "AGC Subgroup"...........................................................................................1
   1.4   "AG.com Subgroup"........................................................................................2
   1.5   "Code"...................................................................................................2
   1.6   "Composite Tax Return"...................................................................................2
   1.7   "Consolidated Income Tax Return".........................................................................2
   1.8   "Consolidated Return Year"...............................................................................2
   1.9   "Distribution"...........................................................................................2
   1.10  "Final Determination"....................................................................................2
   1.11  "IRS"....................................................................................................2
   1.12  "Parent's Group".........................................................................................3
   1.13  "Period".................................................................................................3
   1.14  "Recapitalization".......................................................................................3
   1.15  "Regulations"............................................................................................3
   1.16  "Short Period"...........................................................................................3
   1.17  "State Income Taxes".....................................................................................3
   1.18  "Subgroup Composite Tax Liability".......................................................................3
   1.19  "Subgroup Federal Income Tax Liability"..................................................................3
   1.20  "Tax" and "Taxes"........................................................................................3
   1.21  "Tax Returns"............................................................................................4
ARTICLE II RETURNS AND CONTROVERSIES..............................................................................4
   2.1   Consolidated Income Tax Returns..........................................................................4
   2.2   Composite Tax Returns....................................................................................5
   2.3   All other Taxes..........................................................................................5
ARTICLE III ALLOCATION OF TAX LIABILITIES; INDEMNIFICATIONS.......................................................6
   3.1   Initial Allocations......................................................................................6
   3.2   Subsequent Adjustments; Indemnifications.................................................................7
   3.3   Time of Payment..........................................................................................8
ARTICLE IV COOPERATION BY THE PARTIES.............................................................................8

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
   4.1   Record Retention.........................................................................................8
   4.2   Return Preparation and Controversies.....................................................................8
   4.3   Carrybacks...............................................................................................9
   4.4   Expenses.................................................................................................9
ARTICLE V MISCELLANEOUS..........................................................................................10
   5.1   Sole Remedy.............................................................................................10
   5.2   Liability and Indemnity.................................................................................10
   5.3   Effectiveness of this Agreement; Survival of Obligations................................................10
   5.4   Complete Agreement......................................................................................10
   5.5   Governing Law...........................................................................................10
   5.6   Notices.................................................................................................10
   5.7   Amendments..............................................................................................11
   5.8   Successors and Assigns..................................................................................11
   5.9   No Third-Party Beneficiaries............................................................................11
   5.10  Titles and Headings.....................................................................................11
   5.11  Execution in Counterparts...............................................................................11

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                        TAX AND INDEMNIFICATION AGREEMENT


         THIS TAX AND INDEMNIFICATION AGREEMENT ("Agreement") is made this _____ day of ______________, 1999, by and between americangreetings.com inc., a Delaware corporation ("AG.com") on its own behalf and on behalf of its wholly-owned subsidiaries (the "Subsidiaries"), and American Greetings Corporation, an Ohio corporation ("AGC").

                                    RECITALS
         WHEREAS, AG.com is a wholly-owned subsidiary of AGC;

         WHEREAS, AG.com intends to sell a minority interest in its Class A Common Stock, par value $0.001 per share ("Common Stock"), to the public ("Public Offering");

         WHEREAS, upon the closing of the Public Offering ("Closing Date"), AGC will own less than 80% of the outstanding Common Stock of AG.com;

         WHEREAS, for periods ending on or before the Closing Date, AG.com and its Subsidiaries have been or will be included in certain tax returns filed or to be filed on behalf of Parent's Group (as defined below);

         WHEREAS, the parties hereto desire to allocate responsibility for the payment of federal, state, local, and foreign taxes attributable to the operations of AG.com and its subsidiaries during the taxable period in which such Public Offering occurs and for taxable periods prior and subsequent to such period, and provide for the consequences of post-Closing Date adjustments of such tax liabilities and related matters;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         As used herein the following terms when capitalized shall have the following meanings:

         1.1 "AFFILIATE" means, with respect to a corporation, any other corporation that, directly or indirectly, controls, is controlled by, or is under common control with such first corporation.

         1.2 "AFFILIATED GROUP" means an "affiliated group" as defined in section 1504(a) of the Code.

         1.3 "AGC SUBGROUP" means AGC and each other corporation which is a member of Parent's Group and is not an AG.com Subgroup Member; and "AGC Subgroup Member" means any corporation which is a member of the AGC Subgroup.

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         1.4 "AG.COM SUBGROUP" means AG.com and all other corporations that, as of any relevant date, are members of an Affiliated Group of which AG.com is the common parent, or would be members of such a group if AG.com were not a subsidiary of AGC; and "AG.COM SUBGROUP MEMBER" means any corporation which is a member of such (actual or hypothetical) Affiliated Group.

         1.5 "CODE" means the Internal Revenue Code of 1986, as amended and as in effect from time to time, and any predecessor or successor thereto. A reference to any section of the Code means such section as in effect from time to time and any comparable provisions of any predecessor or successor law.

         1.6 "COMPOSITE TAX RETURN" means any State Income Tax or other Tax Return which has been or will be filed by any AGC Subgroup Member or AG.com Subgroup Member which computes the Taxes (the "COMBINED TAXES") payable to a state, local or foreign taxing jurisdiction in respect of the income, operations or assets of two or more corporations that include at least one Subgroup Member from each of the AGC Subgroup and the AG.com Subgroup based on so-called "combined or consolidated reporting" or apportionment of business income under the so-called "unitary business" concept.

         1.7 "CONSOLIDATED INCOME TAX RETURN" means any Tax Return for or relating to federal Income Taxes which is or will be required to be filed by AGC on behalf of Parent's Group; and "CONSOLIDATED INCOME TAXES" means the federal Income Taxes shown or required to be shown on any such Tax Return.

         1.8 "CONSOLIDATED RETURN YEAR" means any taxable year (or portion thereof) with respect to which any AG.com Subgroup Member is included in a Consolidated Income Tax Return or Composite Tax Return.

         1.9 "DISTRIBUTION" means a distribution of the stock of AG.com to the shareholders of AGC and any related distributions or transfers within Parent's Group.

         1.10 "FINAL DETERMINATION" means, in the context of federal income taxes, with respect to any issue or item for any Period (i) a final, unappealable decision by a court of competent jurisdiction; (ii) the expiration of the time for assessment of Taxes or filing a claim for refund, or if a refund claim has been timely filed, the expiration of the time for instituting suit in respect of such refund claim, if no further adjustment to the items of income, gain, deduction, loss, or credit for such Period may thereafter be made; (iii) the execution by or on behalf of the taxpayer and the IRS of a closing agreement under section 7121 of the Code; (iv) the acceptance by the IRS or its counsel of a tender pursuant to an offer in compromise pursuant to section 7122 of the Code; (v) the execution of a Form 870A; or (vi) any other final and irrevocable determination of the tax liability of a party to this Agreement (or Affiliate of a party) for any Period. In the context of other Taxes, "FINAL DETERMINATION" means, with respect to any issue or item for any Period, any final, unappealable and irrevocable determination of the tax liability of a party to this Agreement (or an Affiliate of a party) for any Period.

         1.11 "IRS" means the United States Internal Revenue Service or any successor thereto.



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         1.12 "PARENT'S GROUP" means any Affiliated Group including AGC or any predecessor or successor thereof.

         1.13 "PERIOD" means any taxable year or any other period which is treated as a taxable year (including the Short Period) for purposes of the Code, when used in the context of federal income taxes. When used in the context of any other Taxes, "PERIOD" means any taxable year or other period with respect to which any such Tax may be imposed under any applicable statute, rule or regulation.

         1.14 "RECAPITALIZATION" means any modifications to the classes, terms or amounts of the outstanding capital stock of AG.com in connection with the Public Offering.

         1.15 "REGULATIONS" means the Treasury Regulations in effect from time to time under the Code.

         1.16 "SHORT PERIOD" means the Period beginning on [January 1, 1999] and ending on or immediately before the Closing Date.

         1.17 "STATE INCOME TAXES" means all taxes measured on or by net income imposed by any State of the United States of America or political subdivision thereof, and shall include taxes denominated as franchise taxes.

         1.18 "SUBGROUP COMPOSITE TAX LIABILITY" means, with respect to any Composite Tax Return and Subgroup, the Combined Tax liability for the Period of such Tax Return properly allocable to such Subgroup in accordance with principles analogous to those applicable in determining Subgroup Federal Income Tax Liability, provided that a Tax payable with respect to such Composite Return, but which would not be payable if the income, operations or assets of a corporation were not taken into account, shall be treated as allocable to such corporation and the Subgroup of which it is a member.

         1.19 "SUBGROUP FEDERAL INCOME TAX LIABILITY" means, with respect to any Consolidated Income Tax Return and Subgroup, the federal Income Tax liability of such Subgroup for the Consolidated Return Year computed as if the Subgroup had filed a separate consolidated federal income tax return for such year, subject to adjustments in accordance with section 1.1552-1(a)(2)(ii)(a) through (h) of the Regulations or any similar or successor provisions (treating all members as part of a single consolidated group for purposes of such adjustments only).

         1.20 "TAX" and "TAXES" means all income taxes (including federal income taxes, State Income Taxes and foreign income taxes imposed under Subtitle A of the Code or similar laws of any government or other taxing authority, referred to herein as "INCOME TAXES"); payroll and employee withholding taxes imposed under Chapters 21 through 24 of the Code, or any similar or comparable payroll and employee withholding taxes (including disability withholding taxes) imposed by the laws of any taxing authority; sales and use taxes; excise taxes; real and personal property taxes; and any other governmental imposition generally referred to as or in the nature of



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a tax. Any reference in this Agreement to a Tax (or refund thereof) shall also be deemed to refer to any interest, additions to Tax, or penalties that may be payable in respect thereof.

         1.21 "TAX RETURNS" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local, or foreign government taxing authority.

                                   ARTICLE II
                            RETURNS AND CONTROVERSIES


         2.1      CONSOLIDATED INCOME TAX RETURNS.

         (a) RETURNS AND PAYMENT. AGC shall have exclusive authority to prepare and file Consolidated Income Tax Returns. Subject to the terms of this Agreement, AGC shall be responsible for the timely filing of, and shall be liable, and shall indemnify each AG.com Subgroup Member, for any penalties or other damages attributable to any failure of AGC to make timely filings of Consolidated Income Tax Returns or full and timely payment of all amounts shown to be due thereon; provided, however, that AG.com shall be responsible for making timely payment to AGC of all amounts due to AGC by AG.com pursuant hereto, and providing AGC with all information reasonably required by AGC with respect to the income, operations and assets of each AG.com Subgroup Member in order for AGC to prepare and file such Consolidated Income Tax Returns and to make payments of the Tax shown to be due thereon, including estimated payments, on a timely basis. In calculating amounts to be shown as due on the Consolidated Federal Income Tax Return with respect to a Consolidated Return Year during which any AG.com Subgroup Member ceases to be a member of Parent's Group, all items of each AG.com Subgroup Member (including items triggered by reason of such member or members ceasing to be a member of Parent's Group) shall be taken into account in accordance with Regulations ss. 1.1502-76(b), and no election shall be made under Regulations ss. 1.1502-76(b)(2)(ii) or (iii).

         (b) CONTROVERSIES. AGC shall have exclusive authority to represent each AG.com Subgroup Member before the IRS or any other governmental authority or any court regarding Consolidated Income Taxes, including, but not limited to (i) the exclusive control of any response to any examination by the IRS or any other taxing authority; and (ii) the exclusive control over any contest of any issue through a Final Determination, including, but not limited to (A) whether and in what forum to conduct such contest, and (B) whether and on what basis to settle such contest.

         AGC shall promptly notify AG.com of any correspondence and Tax controversies relating to items of any AG.com Subgroup Member and provide AG.com with copies of all such correspondence. Subject to AGC's exclusive authority as provided herein, AG.com shall have the right to consult with AGC with respect to the handling of any such matters, and shall exercise such right, if at all, on a timely basis. AGC shall provide AG.com with notice of, and permit AG.com to attend any hearing or other proceedings to the extent they relate to any such controversies involving items of any AG.com Subgroup Member(s).


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         2.2      COMPOSITE TAX RETURNS.

         (a) TAX RETURNS AND PAYMENTS. AGC or an AGC Subgroup Member designated by AGC shall have exclusive authority to prepare and file each Composite Return. Subject to the terms of this Agreement, AGC shall be responsible for the timely filing of, and shall be liable, and shall indemnify each AG.com Subgroup Member, for any penalties or other damages attributable to the failure of AGC or its designee to make timely filings of Composite Tax Returns or full and timely payment of all amounts shown to be due thereon; provided, however, that AG.com shall be responsible for making timely payment to AGC or its designee of all amounts due to AGC by AG.com pursuant hereto, and providing AGC or its designee with all information reasonably required by AGC or its designee with respect to the income, operations and assets of any AG.com Subgroup Member in order for AGC or its designees to file such Composite Tax Returns, and to make payments of the Tax shown to be due thereon, including estimated tax payments, on a timely basis.

         (b) CONTROVERSIES. AGC or its designee shall have exclusive authority to represent each AG.com Subgroup Member included in a Composite Return before any governmental agency or any court regarding Combined Taxes, including but not limited to, (i) the exclusive control of any response to any examination by any taxing authority, and (ii) the exclusive control over any contest of any issue therein through a Final Determination, including, but not limited to (A) whether and in what forum to conduct such contest, and (B) whether and on what basis to settle such contest.

         AGC or its designee shall promptly notify AG.com of any correspondence and Combined Tax controversies relating to items of any AG.com Subgroup Member, and provide AG.com with copies of all such correspondence. Subject to AGC's or its designee's exclusive authority as provided herein, AG.com shall have the right to consult with AGC or its designee with respect to the handling of any such matters, and shall exercise such right, if at all, on a timely basis. AGC or its designee shall provide AG.com with notice of, and permit AG.com to attend any hearing or other proceedings to the extent they relate to any such controversies involving items of any AG.com Subgroup Member(s).

         2.3      ALL OTHER TAXES.

         (a) TAX RETURNS AND PAYMENTS. Except as otherwise provided herein or as the parties may otherwise agree, AGC or its designee shall have exclusive authority and responsibility with regard to all Taxes of all AGC Subgroup Members, and AG.com or its designee shall have exclusive authority and responsibility with regard to all Taxes of all AG.com Subgroup Members. Each of AGC and AG.com (or their designees) shall be responsible for the correct and timely filing of, and shall be liable for the full and timely payment of all amounts shown to be due on, all federal income tax and information returns and all other Tax Returns for Taxes of their respective Subgroups or the Members thereof; [provided, however, that AGC shall be liable, and shall indemnify AG.com, for the full and timely payment of all amounts shown to be due on all Tax Returns which are or will be due on or before the Closing Date, for Taxes of any AG.com Subgroup Members for Periods ending on or before the Closing Date]. AGC's and AG.com's authority hereunder shall include, but not be limited to, the determination of the



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manner in which any items of income, gain, deduction, loss or credit arising out of operations of their respective Subgroups and the members thereof shall be reported or disclosed in such returns. AGC and AG.com shall be entitled to make any elections under the Code or the Regulations in respect of the operations of their respective Subgroups for all such Tax Returns.

         (b) CONTROVERSIES. Except as otherwise provided herein or as the parties may otherwise agree, each of AGC and AG.com shall have exclusive authority to represent itself and the members of its respective Subgroup before the IRS or any other taxing authority or any court regarding the Tax consequences of the income, operations and assets of it and/or the members of its Subgroup with respect to all Tax Returns subject to section 2.3(a) above, and Taxes required to be shown thereon.

                                  ARTICLE III
                 ALLOCATION OF TAX LIABILITIES; INDEMNIFICATIONS


         3.1 INITIAL ALLOCATIONS.

         (a) CONSOLIDATED INCOME TAXES. With respect to each Consolidated Income Tax Return for any Consolidated Return Year, AG.com shall pay to AGC the amount, if any, of the Subgroup Federal Income Tax Liability of the AG.com Subgroup; or if such Subgroup Federal Income Tax Liability is not greater than zero, AGC shall pay to AG.com the excess, if any, of (i) the AGC Subgroup's Subgroup Federal Income Tax Liability over (ii) the actual Consolidated Income Tax payable with respect to Parent's Group for the Consolidated Return Year. [For purposes of determining payment obligations under this Section 3.1, except as otherwise provided herein, the Subgroup Federal Income Tax Liability of the AG.com Subgroup shall be [decreased] and the Subgroup Federal Income Tax Liability of the AGC Subgroup shall be [increased] by any amount otherwise allocable to [AG.com] hereunder, which is attributable to the Public Offering or Recapitalization.]

         (b) ESTIMATED TAX. AGC will have the right to assess AG.com for an appropriate portion of any estimated payments of Consolidated Income Taxes, determined in accordance with the principles of section 3.1(a), at the time such payments are required to be made. Any such payments will be credited against the amounts otherwise payable by AG.com under section 3.1(a).

         (c) EARNINGS AND PROFITS ALLOCATION. The parties understand that the method of allocation of Consolidated Income Tax Liabilities used for the determination of earnings and profits for federal Income Tax purposes under applicable laws may differ from the methods prescribed herein for sharing the economic burdens of such Taxes. To the extent permitted by applicable laws and not otherwise inconsistent with the best interests of AGC, AGC agrees to make any elections or take any other action which would cause such prescribed method of allocation to resemble as closely as practical the method of sharing the economic burdens of such Tax provided in this Agreement.

         (d) ALTERNATIVE MINIMUM TAX. If Parent's Group has a federal alternative minimum Tax liability for any Consolidated Return Year, payments shall be made between AGC and AG.com to the extent necessary to allocate the burden of such Tax in accordance with principles analogous to those in section 3.1(a). For purposes of this subsection, any liability under Code



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section 59A or any other federal Tax imposed by reference to alternative minimum
Tax principles will be treated as a federal alternative minimum Tax liability.

         (e) COMBINED TAXES. With respect to each Composite Tax Return filed pursuant to section 2.2 above, AGC or its designee shall compute the Subgroup Composite Tax liability of the AG.com Subgroup and, if necessary, the AGC Subgroup, in accordance with principles analogous to those set forth in section
3.1 above, and AG.com shall pay to AGC or AGC shall pay to AG.com, as appropriate, the amount so determined.

         3.2      SUBSEQUENT ADJUSTMENTS; INDEMNIFICATIONS.

         (a) CONSOLIDATED INCOME TAXES. AGC shall be responsible and liable, and shall indemnify each AG.com Subgroup Member, for any and all increases in Consolidated Income Taxes, and shall be entitled to any refund or credit attributable to any decreases in such Taxes, that are determined pursuant to a Final Determination and are allocable to any AGC Subgroup Member. AG.com shall be responsible and liable, and shall indemnify each AGC Subgroup Member, for any and all increases in Consolidated Income Taxes, and shall be entitled to any refund or credit attributable to any decreases in such Taxes, that are determined pursuant to a Final Determination and are allocable to any AG.com Subgroup Member. For purposes of determining the amount of any Consolidated Income Tax increases or decreases that are allocable to any Subgroup Member, the amounts computed under section 3.1(a) above shall be recomputed to take into account all adjustments made in accordance with the Final Determination.

         (b) COMBINED TAXES. AGC shall be responsible and liable, and shall indemnify each AG.com Subgroup Member, for any and all increases in Combined Taxes, and shall be entitled to any refund or credit attributable to any decreases in such Taxes, that are determined pursuant to a Final Determination and are allocable to any AGC Subgroup Member. AG.com shall be responsible and liable, and shall indemnify each AGC Subgroup Member, for any and all increases in Combined Taxes, and shall be entitled to any refund or credit attributable to any decreases in such Taxes, that are determined pursuant to a Final Determination and are allocable to any AG.com Subgroup Member. For purposes of determining the amount of any Combined Tax increases or decreases that are allocable to any Subgroup Member, the amounts computed under section 3.2(a) above shall be recomputed to take into account all adjustments made in accordance with the Final Determination.

         (c) ALL OTHER TAXES. AGC shall be responsible and liable for, and shall indemnify and hold each AG.com Subgroup Member harmless from any increases in, and shall be entitled to any refund resulting from any decreases in, any and all Taxes of any AGC Subgroup Member described in section 2.3 above. AG.com shall be responsible and liable for, and shall indemnify and hold each AGC Subgroup Member harmless from any increases in, and shall be entitled to any refund resulting from any decreases in any and all Taxes of any AG.com Subgroup Member described in section 2.3 above.

         (d) DISTRIBUTION. Notwithstanding anything to the contrary in the foregoing subsections (a), (b), and (c), AGC shall be responsible and liable for, and shall indemnify and hold each AG.com Subgroup Member harmless from any Tax for which such Member would be liable hereunder and which arises solely as a result of a Distribution, provided that no action of any AG.com Subgroup Member or shareholder(s) thereof taken after such Distribution caused



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the Distribution to result in such Tax; and AG.com shall be responsible and liable for, and shall indemnify and hold each AGC Subgroup Member harmless from any Tax for which such Member would be liable hereunder and which arises solely as a result of any action taken by an AG.com Subgroup Member or shareholder(s) thereof after a Distribution, which caused the Distribution to result in such Tax.

         3.3 TIME OF PAYMENT. The amounts owed by either AG.com or AGC pursuant to section 3.1 or (other than with respect to a refund) section 4.3 of this Agreement shall be paid not less than 5 days before the applicable Tax Return is due. Amounts due from one party to the other under section 3.2 or (with respect to any refund) section 4.3 of this Agreement shall be paid by such party to the other within 30 days after receiving written notification of such amount from one party to the other pursuant to a Final Determination, or receiving a refund of such amount, as the case may be.

                                   ARTICLE IV
                           COOPERATION BY THE PARTIES


         4.1 RECORD RETENTION. AGC and AG.com agree that all records, including but not limited to returns, supporting schedules, workpapers, correspondence and other documents within the possession of either, and relating to Tax liabilities or refunds of either, shall be retained by each for as long as they may be material to the determination of such liabilities or refunds and shall be made reasonably available to either party upon request.

         4.2 RETURN PREPARATION AND CONTROVERSIES.

         (a) IN GENERAL. Each party hereto agrees that it will cooperate with the other and their respective representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of, and (ii) any administrative or judicial proceeding involving, any Tax Return filed or required to be filed by AGC, AG.com, or members of their respective Subgroups. Such cooperation shall include but not be limited to (i) the execution and delivery to AGC by AG.com and/or members of its Subgroup of any power of attorney required to allow AGC and its counsel to represent any AG.com Subgroup Members in any controversy which AGC has the right to control pursuant to
Section 2.1(b) or Section 2.2(b), and (ii) making available to the other party, during normal business hours, all books, records (including but not limited to working papers and schedules), information, officers and employees (without substantial interruption of employment), reasonably requested and necessary or useful in connection with any Tax filing, inquiry, audit, investigation, dispute, litigation or other matter. Notwithstanding the foregoing, neither party shall be required to furnish to the other Tax Returns or drafts thereof (except as otherwise expressly provided herein), except that each party shall furnish to the other the applicable portions of such returns reporting the operations of AG.com Subgroup Members and the relevant portions of all reports relating to the examination by the IRS or any other governmental agency of such Tax Returns.

         (b) DRAFT CONSOLIDATED INCOME TAX RETURN. Provided that AG.com shall have furnished to AGC the information required to be provided herein, AGC shall prepare and, not less than 5 days before filing, furnish to AG.com drafts of those portions of Consolidated Income



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Tax Returns and Composite Returns which report the operations of any AG.com
Subgroup Members. Such drafts shall be prepared without regard to the items of income, gain, deduction, loss or credit of any AGC Subgroup Member. Except as AGC may otherwise determine after consulting with AG.com, all items of income, gain, deduction, loss and credit of each AG.com Subgroup Member included in such draft Tax Returns shall be reported on a basis consistent with any reporting of such items (or substantially similar items) by the AG.com Subgroup Members in prior Periods unless applicable law or a change in factual circumstances requires otherwise. AGC will consult with AG.com in good faith prior to the filing of Consolidated Income Tax Returns or Composite Returns for any Consolidated Return Years with respect to any differences between such Tax Returns and the information provided by AG.com as provided hereunder.

         (c) CONSISTENCY. In filing any Consolidated Income Tax Return or Composite Tax Return for any Consolidated Return Year, AGC shall make all computations of taxable amounts and Taxes on a basis consistent with the computations of such amounts in prior Tax Returns for the respective Taxing jurisdictions except to the extent otherwise required by the laws, rules, or regulations of the applicable Taxing authority or as a result of a change in circumstances. In determining how to treat any matter for which there is no precedent in prior Tax Returns or controlling legal authority, AGC shall in good faith take into account the reasonable interests of the AG.com Subgroup Members after due consultation with AG.com.

         4.3 CARRYBACKS. Deductions, losses, or credits of any AG.com Subgroup Member arising in a period in which such AG.com Subgroup Member is not included in a Consolidated Income Tax Return or a Composite Tax Return may, under applicable law, be available for carryback to a Consolidated Return Year in which such AG.com Subgroup Member was so included. To the extent applicable law allows the carryback to be waived, AG.com shall have the exclusive authority to determine whether or not to waive such carryback. To the extent the carryback is not waivable or is not waived, AGC shall include such carryback in an amended Consolidated Income Tax Return or Composite Tax Return, as the case may be, and shall pay to AG.com an amount equal to the reduction in Taxes of any AGC Subgroup Member attributable to such carryback. To the extent such carryback causes any AGC Subgroup Member to incur any additional tax (whether with respect to the Period to which the carryback is carried or otherwise), AG.com shall pay to AGC an amount equal to such additional Tax.

         4.4 EXPENSES. Unless otherwise expressly provided in this Agreement, each of the parties shall bear any and all expenses that arise from the performance or exercise of their respective obligations and rights under this Agreement. In the case of expenses incurred by AGC or its designee in connection with the preparation or audit of Consolidated Income Tax Returns or Composite Tax Returns for any Consolidated Return Years, or contests or controversies related to such returns, AGC shall make an appropriate allocation of such expenses between AGC and AG.com, and AG.com shall reimburse AGC for its allocable share of such costs.



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

                                   ARTICLE V
                                  MISCELLANEOUS


         5.1 SOLE REMEDY. Except as explicitly provided in this Agreement, no AG.com Subgroup Member or AGC Subgroup member shall have any claim against any member of the other Subgroup for payment of Taxes or for compensation for use of such Subgroup Member's Tax attributes, including losses.

         5.2 LIABILITY AND INDEMNITY. AGC and AG.com shall have full liability, as primary obligors and not as a sureties, for the performance of any obligation of the members of their respective Subgroups arising under this Agreement.

         5.3 EFFECTIVENESS OF THIS AGREEMENT; SURVIVAL OF OBLIGATIONS. This Agreement shall be effective from and after the Closing Date. With respect to any particular item of Tax liability, the covenants and obligations contained in this Agreement shall not terminate until a Final Determination as to such item has been made.

         5.4 COMPLETE AGREEMENT. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         5.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of [Delaware], without regard to the principles of conflicts of laws thereof.

         5.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by courier or other express delivery that provides for independent delivery verification to the parties at the following addresses (or at such other addresses or a party as shall be specified by like notice) and shall be deemed given on the date on which such notice or communication is delivered to the addressed at the address specified below:

                  (a)      If to AGC:
                                    if by hand:

                           --------------------------------------------

                           --------------------------------------------

                           --------------------------------------------
                           Attention:


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

                                    if by mail:

                           --------------------------------------------

                           --------------------------------------------

                           --------------------------------------------
                           Attention:

                  (b)      If to AG.com:
                                    if by hand:

                           --------------------------------------------

                           --------------------------------------------

                           --------------------------------------------
                           Attention:

                                    if by mail:

                           --------------------------------------------

                           --------------------------------------------

                           --------------------------------------------
                           Attention:



         5.7 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

         5.8 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that no party may assign or delegate any of its rights or obligations under this Agreement (except to a majority-owned subsidiary) without the consent of the other party, which consent shall not be unreasonably withheld.

         5.9 NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         5.10 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be party of or to affect the meaning or interpretation of this Agreement.

         5.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original. but which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused their names to be subscribed and executed by their respective authorized officers on the dates indicated.

                                            americangreetings.com inc.

                                            By:_________________________________
                                            Title: _____________________________
---------------------------
Date

                                            American Greetings Corporation

                                            By:_________________________________
                                            Title: _____________________________
---------------------------
Date


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